Exhibit 99.1

Teladoc Health Reports Third Quarter 2019 Results

Year-over-year  Q3 revenue grows 24% to $138.0 million and total visits increase 45% to 928,000

Year-over-year nine months revenue grows 34% to $396.8 million and total visits increase 63% to 2,899,000

Issues 2019 fourth-quarter guidance and updates full-year expectations

PURCHASE, NY, October  30, 2019 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the third quarter ending September  30, 2019.

“The third quarter marked a continuation of Teladoc Health’s very strong momentum from the first half of the year, as we delivered at the high end of our growth expectations and made progress on our path to profitability.” said Jason Gorevic, chief executive officer, Teladoc Health. As we close out the year, we are confident in our positive momentum and are raising revenue and visit guidance for the full year. Our results serve as yet another affirmation of the expanding role of virtual care globally, and our proven ability to execute at scale.”

Financial Highlights for the Third Quarter and Nine Months Ended September  30, 2019

Revenue
($ thousands)
	Quarter Ended		Year over Year	Nine Months Ended		Year over Year
	September 30,		Growth	September 30,		Growth
	2019	2018		2019	2018
Subscription Access Fees Revenue
U.S.	$92,095	$72,521	27%	$258,604	$198,607	30%
International	27,030	24,040	12%	77,716	49,480	57%
Total	119,125	96,561	23%	336,320	248,087	36%

Visit Fee Revenue
U.S. Paid Visits	14,142	11,330	25%	47,473	37,334	27%
U.S. Visit Fee Only	4,307	2,509	72%	11,974	8,758	37%
International Paid Visits	395	562	(30)%	1,051	987	7%
Total	18,844	14,401	31%	60,498	47,079	29%

Total Revenue*	$137,969	$110,962	24%	$396,818	$295,166	34%

*Organic third-quarter 2019 revenue, excluding MedecinDirect, increased by 24 percent year over year.
Organic nine months ended 2019 revenue, excluding Advance Medical and MedecinDirect, increased by 23 percent year over year.

Membership & Visit Fee Only Access
(millions)
	Quarter Ended		Year over Year
	September 30,		Growth
	2019	2018
Total U.S. Paid Membership	35.0	22.6	54.6%

Total U.S. Visit Fee Only Access	19.0	9.4	101.0%

Visits
(thousands)									Quarter		Nine Months
									Year over Year		Year over Year
	2019				2018				Growth		Growth
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD
Paid Visits from U.S. Paid Membership	365	291	278	934	298	218	202	718	38%		30%
Percent of Paid Visits from U.S. Paid Membership	51%	48%	45%	48%	54%	50%	46%	50%	(3)%		(5)%
Visits Included from U.S. Paid Membership	353	319	344	1,016	256	218	237	711	45%		43%

Total Visits from U.S. Paid Membership	718	610	622	1,950	554	436	439	1,429	42%		36%

U.S. Visit Fee Only	63	54	62	179	51	37	36	124	75%		45%

International Visits	282	244	244	770	1	60	166	227	46%		239%
Total Visits	1,063	908	928	2,899	606	533	641	1,780	45%		63%

Utilization	11.00%	9.10%	7.98%	9.27%	10.90%	8.04%	7.81%	8.86%	17	pt	41	pt

•	Net loss was $(20.3) million for the third quarter 2019 compared to $(23.3) million for the third quarter 2018.
•

Net loss per basic and diluted share was $(0.28) for the third quarter 2019 compared to $(0.34) for the third quarter 2018. The third quarter 2019 includes a $0.11 per share non-cash income tax benefit.

•	Gross margin was 69.0 percent for the third quarter 2019 compared to 69.2 percent for the third quarter 2018.
•	EBITDA was $(10.3) million for the third quarter 2019 compared to $(6.0) million for the third quarter 2018.
•	Adjusted EBITDA was a positive $9.0 million for the third quarter 2019 compared to $6.3 million for the third quarter 2018.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations.

For the fourth-quarter 2019, we expect:

•	Total revenue to be in the range of $149 million to $153 million.
•	EBITDA loss to be in the range of $(9) million to $(5) million.
•	Adjusted EBITDA to be in the range of $11.5 million to $15.5 million.
•	Total U.S. paid membership to be approximately 35 million members and visit-fee-only access to be available to approximately 19 million individuals.
•	Total visits to be between 1.0 million and 1.2 million.
•	Net loss per share, based on 72.5 million weighted average shares outstanding, to be between $(0.37) and $(0.31).

For the full-year 2019, we have updated our expectations as follows:

•	Total revenue to be in the range of $546 million to $550 million.
•	EBITDA loss to be in the range of $(45) million to $(41) million.
•	Adjusted EBITDA to be in the range of positive $28 million to $32 million.
•	Total U.S. paid membership to be approximately 35 million members and visit-fee-only access to be available to approximately 19 million individuals.
•	Total visits to be between 3.9 million to 4.1 million.
•	Net loss per share, based on 71.9 million weighted average shares outstanding, to be between $(1.49) and $(1.43).

Quarterly Conference Call

The third quarter 2019 earnings conference call and webcast will be held Wednesday, October 30, 2019 at 4:30 p.m. EDT. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5049316 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 130 countries and in more than 30 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	September 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$475,242	$423,989
Short-term investments	15,633	54,545
Accounts receivable, net of allowance of $3,287 and $3,382, respectively	53,669	43,571
Prepaid expenses and other current assets	13,416	10,631
Total current assets	557,960	532,736
Property and equipment, net	10,021	10,148
Goodwill	737,647	737,197
Intangible assets, net	228,838	247,394
Operating lease - right-of-use assets	27,596	—
Other assets	6,367	1,401
Total assets	$1,568,429	$1,528,876
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,068	$7,769
Accrued expenses and other current liabilities	53,822	26,801
Accrued compensation	25,312	27,869
Total current liabilities	85,202	62,439
Other liabilities	7,156	6,191
Operating lease liabilities, net of current portion	25,853	—
Deferred taxes	22,720	32,444
Convertible senior notes, net	433,760	414,683
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 72,356,849 shares and 70,516,249 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	72	70
Additional paid-in capital	1,510,205	1,434,780
Accumulated deficit	(488,481)	(408,661)
Accumulated other comprehensive loss	(28,058)	(13,070)
Total stockholders’ equity	993,738	1,013,119
Total liabilities and stockholders’ equity	$1,568,429	$1,528,876

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$137,969	$110,962	$396,818	$295,166
Expenses:
Cost of revenue	42,799	34,167	129,110	88,707
Operating expenses:
Advertising and marketing	31,321	21,668	84,341	61,554
Sales	16,120	16,303	48,164	44,645
Technology and development	15,746	13,577	48,398	40,829
Legal and regulatory	1,634	807	5,239	2,491
Acquisition and integration related costs	1,995	1,588	4,143	8,957
Gain on sale	—	(1,430)	—	(5,500)
General and administrative	38,681	30,314	113,212	80,455
Depreciation and amortization	9,617	9,746	29,065	26,045
Total expenses	157,913	126,740	461,672	348,183
Loss from operations	(19,944)	(15,778)	(64,854)	(53,017)
Interest expense, net	7,700	7,666	21,432	19,449
Net loss before taxes	(27,644)	(23,444)	(86,286)	(72,466)
Income tax benefit	(7,298)	(180)	(6,466)	(261)
Net loss	$(20,346)	$(23,264)	$(79,820)	$(72,205)

Net loss per share, basic and diluted	$(0.28)	$(0.34)	$(1.11)	$(1.12)

Weighted-average shares used to compute basic and diluted net loss per share	72,151,094	68,247,655	71,601,790	64,363,943

Note: The third quarter 2019 includes a $0.11 per share non-cash income tax benefit.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows provided by (used in) operating activities:
Net loss	$(79,820)	$(72,205)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33,860	26,045
Allowance for doubtful accounts	1,717	1,535
Stock-based compensation	48,245	31,086
Deferred income taxes	(10,288)	(1,907)
Accretion of interest	19,422	13,593
Gain on sale	—	(5,500)
Changes in operating assets and liabilities:
Accounts receivable	(12,386)	(7,535)
Prepaid expenses and other current assets	(2,219)	(1,656)
Other assets	73	(327)
Accounts payable	(1,976)	(357)
Accrued expenses and other current liabilities	21,012	7,561
Accrued compensation	(1,813)	1,991
Operating lease liabilities	(1,481)	—
Other liabilities	(2,599)	340
Net cash provided by (used in) operating activities	11,747	(7,336)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(2,847)	(2,732)
Purchase of internal-use software	(4,658)	(2,758)
Purchase of marketable securities	—	(12,141)
Proceeds from marketable securities	39,165	79,470
Sale of assets	10	5,500
Investment in securities	(5,000)	—
Acquisition of business, net of cash acquired	(11,204)	(282,487)
Net cash provided by (used in) investing activities	15,466	(215,148)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	24,820	26,198
Proceeds from issuance of convertible notes	—	279,147
Proceeds from issuance of common stock	—	330,856
Proceeds from employee stock purchase plan	1,875	1,423
Cash (paid) received for withholding taxes on stock-based compensation, net	(1,642)	539
Net cash provided by financing activities	25,053	638,163
Net increase in cash and cash equivalents	52,266	415,679
Foreign exchange difference	(1,013)	(942)
Cash and cash equivalents at beginning of the period	423,989	42,817
Cash and cash equivalents at end of the period	$475,242	$457,554

Income taxes paid	$846	$238

Interest paid	$6,112	$4,125

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, gain on sale and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBITDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant gain on sale of certain non-core business contracts;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(20,346)	$(23,264)	$(79,820)	$(72,205)
Add:
Interest expense, net	7,700	7,666	21,432	19,449
Income tax benefit	(7,298)	(180)	(6,466)	(261)
Depreciation expense	982	854	2,701	3,118
Amortization expense	8,635	8,892	26,364	22,927
EBITDA	(10,327)	(6,032)	(35,789)	(26,972)
Stock-based compensation	17,354	12,195	48,245	31,086
Gain on sale	—	(1,430)	—	(5,500)
Acquisition and integration related costs	1,995	1,588	4,143	8,957
Adjusted EBITDA	$9,022	$6,321	$16,599	$7,571

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Westwicke Partners

Jordan E. Kohnstam

Office: 443-450-4189

Jordan.kohnstam@westwicke.com